Exhibit 10.26

Technical Olympic USA, Inc.

Annual and Long-Term Incentive Plan

Director Non-Qualified Stock Option Agreement

AGREEMENT made as of [insert date of grant], between Technical Olympic USA, Inc., a Delaware corporation (the “Company”), and      (“Director”).

To carry out the purposes of the Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan (the “Plan”) and the Policy for Compensation of Outside Directors, by affording Director the opportunity to purchase shares of common stock, par value $.01, (“Stock”) of Technical Olympic USA, Inc. (the “Company”) in recognition of Director’s significant duties and responsibilities as a member of the Company Board of Directors, the Company and Director hereby agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to Director the right and option (“Option”) to purchase all or any part of an aggregate of      shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.

2. Purchase Price. The purchase price per share of Stock purchased pursuant to the exercise of this Option shall be $     .

3. Exercise of Option. This Option shall vest ratably over a twelve (12) month period on a monthly basis (i.e., 1/12th of total Option shall vest on each monthly anniversary of the date hereof). Director may exercise vested Option rights on or after each vesting date in accordance with the terms of this Agreement. This Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof, subject, however, to the following provisions:

(a) If Director’s membership on the Board of Directors ceases due to death, disability, incapacity, or in the event of a Change of Control, this Option shall immediately vest in its entirety and all Option rights may be exercised at any time by Director or Director’s guardian or legal representative (or by Director’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director). For purposes of this Agreement, “Change of Control” shall have the meaning set forth on Exhibit A attached hereto.

(b) If Director’s membership on the Board of Directors ceases due to voluntary resignation prior to completion of such Director’s then-current elected term, this Option may be exercised at any time during the 90-day period following such cessation of service by Director or by Director’s guardian or legal representative (or by Director’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director if Director dies during such 90-day period), but in each case only as to the vested number of shares of Stock, if any, that Director was entitled to purchase hereunder as of the date Director’s membership on the Board of Directors so terminates.

(c) Notwithstanding the foregoing, there is no minimum or maximum number of shares of Stock that must be purchased by Director upon exercise of this Option. Instead, Director may, at any time and from time to time, purchase any number of shares of Stock that are then vested and exercisable according to the provisions of this Agreement.

(d) Notwithstanding the foregoing, this Option shall not be exercisable in any event after the expiration of 10 years from the date of grant hereof.

The purchase price of the shares of Stock as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including by check acceptable to the Company), (b) if the shares are readily tradable on a national securities market or exchange, through a “cashless broker exercise” procedure in accordance with a program established by the Company, or (c) any combination of the foregoing. No fraction of a share shall be issued by the Company upon exercise of an Option. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares acquired by exercise of this Option results in wages to Director for federal, state or local tax purposes, Director shall deliver to the Company at the time of such exercise or disposition such amount of money, if any, as the Company may require to meet its minimum withholding obligations under applicable tax laws or regulations. No exercise of this Option shall be effective until Director (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.

Director agrees that the shares which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Director also agrees that (i) the certificates representing the shares purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares purchased under this Option.

5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

6. Entire Agreement. This Agreement together with the attached Exhibit A constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force or effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Director has executed this Agreement, all effective as of the day and year first above written.

TECHNICAL OLYMPIC USA, INC.

By:

Name:

Title:

DIRECTOR

[ Name ]

Exhibit A: Change of Control

EXHIBIT A

“Change of Control” means the occurrence of any of the following events, each of which shall be determined independently of the others:

(a) any “Person” (as defined below) becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of the stock of any member of the Consolidated Group (as defined below) entitled to vote in the election of directors. For purposes of this Exhibit A, the term “Person” is used as such term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however that the term shall not include any member of the Consolidated Group, any trustee or other fiduciary holding securities under an employee benefit plan of any member of the Consolidated Group, or any corporation owned, directly or indirectly, by the shareholders of any member of the Consolidated Group;

(b) shareholders of any member of the Consolidated Group adopt a plan of complete or substantial (eighty-five percent (85%) or more) liquidation or an agreement providing for the distribution of all or substantially all of the assets of such member;

(c) any member of the Consolidated Group is party to a merger, consolidation, other form of business combination or a sale of all or substantially all (eighty-five percent (85%) or more) of its assets, unless the business of such member is continued following any such transaction by a resulting entity (which may be, but need not be, such member) and the shareholders of such member immediately prior to such transaction (the “Prior Shareholders”) hold, directly or indirectly, at least forty percent (40%) of the voting power of the resulting entity (there being excluded from the voting power held by the Prior Shareholders, but not from the total voting power of the resulting entity, any voting power received by Affiliates of a party to the transaction (other than such member) in their capacities as shareholders of such member); provided, however, that a merger or consolidation effected to implement a recapitalization of such member (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of such member’s then outstanding securities shall not constitute a Change in Control; or

(d) any member of the Consolidated Group is a subject of a “Rule 13e-3 transaction” as that term is defined in Exchange Act Rule 13e-3, and the first purchase has been made pursuant to such transaction.

Notwithstanding the foregoing, if, immediately after the occurrence of any event enumerated above, the Continuing Directors control the majority of the Board of Directors of the Company (or, in the case of any merger or combination in which the Company is not the surviving entity, continue to constitute a majority of the board of directors of such successor entity), such event shall not constitute a Change of Control for purposes of this Agreement until such time as the Continuing Directors no longer constitute a majority of the Board of Directors of the Company (or the successor entity, if applicable). “Continuing Directors” for this purpose means the members of the Board of Directors of the Company on the Effective Date, provided that any person becoming a member of the Board of Directors of the Company subsequent to such date whose election or nomination for election was supported by a majority of the directors who at the time of the election or nomination for election comprised the Continuing Directors shall be considered to be a Continuing Director.

“Consolidated Group” shall mean (i) the group of companies composed of Technical Olympic, Inc. or the Company, and (ii) any successor or surviving company of any of the foregoing entities.